Exhibit 99.1

For Information, Contact:
Media - Susan Moore, 281-836-7398
Investors - David Oatman, 281-836-7035

EXTERRAN ANNOUNCES MANAGEMENT TEAMS FOR
POST-SEPARATION SPINCO AND REMAINCO

•	Andrew Way to join Exterran Holdings and is expected to be appointed CEO of “SpinCo” at conclusion of separation transaction
•	Brad Childers will be President and CEO of “RemainCo”
•	Future CFO and board chairman assignments announced

HOUSTON (June 9, 2015) – Exterran Holdings, Inc. (NYSE:EXH) today announced that Andrew Way will join the company on July 1, 2015 and, upon completion of the previously announced separation of Exterran’s international services and global oil and gas infrastructure product sales businesses into a standalone, publicly traded company (“SpinCo”), Way is expected to be appointed President and Chief Executive Officer (CEO) of SpinCo. Way is currently CEO of Drilling and Surface at GE Oil & Gas, where he leads its drilling and surface production business. The separation is expected to be completed in the third quarter 2015.

“Andrew has demonstrated an exceptional depth of energy industry leadership experience and a track record of impressive profit and revenue growth during his career with GE,” said Mark Sotir, Executive Chairman of Exterran’s Board of Directors. “I am looking forward to working with Andrew as we continue to focus on growth and profitability and develop competitive solutions that will create value for our customers.”

Way started his GE career in 1996 in the supply chain and operations organizations of GE Aircraft Engines. He held roles of increasing responsibility before moving to GE Capital in 2001 and later served as the managing director of GE Equipment Services. In October 2007, he joined the GE Oil & Gas business in Florence, Italy, leading Service Operations and serving as its Global Supply Chain & Manufacturing leader. In 2010 he was promoted to a GE Company Officer and became a vice president leading the Turbo Machinery Global Services business.

Additionally, Exterran announced that Jon Biro, currently Senior Vice President and Chief Financial Officer (CFO) of Exterran Holdings, will become CFO of “SpinCo” upon completion of the separation.

RemainCo Management
The company also announced that Exterran’s President and CEO, Brad Childers, will be the President and CEO of Exterran Holdings (“RemainCo”), which will be a pure-play U.S. compression services business, upon completion of the separation.

David Miller, currently Senior Vice President and CFO of Exterran Partners, L.P. (NASDAQ:EXLP), will become CFO of “RemainCo” upon closing of the transaction. He will also remain the CFO of Exterran Partners.

Board Chair Assignments
Exterran also announced that Mark Sotir, Executive Chairman of the Exterran Holdings Board of Directors, is expected to resign from the Exterran board at the time of the separation in order to become Executive Chairman of the new publicly traded company, “SpinCo.”

Gordon Hall, Vice Chairman of the Exterran Holdings Board of Directors and a director of Exterran and its predecessor since 2002, will become Chairman of “RemainCo” upon closing.

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About Exterran Holdings
Exterran Holdings, Inc. is a global market leader in full-service natural gas compression and a premier provider of operations, maintenance, service and equipment for oil and gas production, processing and transportation applications. Exterran Holdings serves customers across the energy spectrum – from producers to transporters to processors to storage owners. Headquartered in Houston, Texas, Exterran has more than 10,000 employees and operates in approximately 30 countries. Exterran Holdings owns an equity interest, including all of the general partner interest, in Exterran Partners, L.P. (NASDAQ: EXLP), a master limited partnership, the leading provider of natural gas contract compression services to customers throughout the United States. For more information, visit www.exterran.com.

Forward-Looking Statements
All statements in this release (and oral statements made regarding the subjects of this release) other than historical facts are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of uncertainties and factors, many of which are outside Exterran Holdings’ control, which could cause actual results to differ materially from such statements. Forward-looking information includes, but is not limited to: Exterran Holdings’ financial and operational strategies and ability to successfully effect those strategies; Exterran Holdings’ plan to conduct a separation of certain of its businesses, the possibility that the proposed transaction will be consummated, the timing of its consummation; the expected benefits from the proposed transaction and the expected President and CEO, CFO and Chairman of the Board of each of SpinCo and RemainCo; Exterran Holdings’ expectations regarding future economic and market conditions; Exterran Holdings’ financial and operational outlook and ability to fulfill that outlook; and demand for Exterran Holdings’ products and services and growth opportunities for those products and services.

While Exterran Holdings believes that the assumptions concerning future events are reasonable, it cautions that there are inherent difficulties in predicting certain important factors that could impact the future performance or results of its business. Among the factors that could cause results to differ materially from those indicated by such forward-looking statements are: local, regional, national and international economic conditions and the impact they may have on Exterran Holdings and its customers; changes in tax laws that impact master limited partnerships; conditions in the oil and gas industry, including a sustained decrease in the level of supply or demand for oil or natural gas or a sustained decrease in the price of oil or natural gas; delays, costs and difficulties that could impact the completion and expected results of the proposed separation transaction; Exterran Holdings’ ability to timely and cost-effectively execute larger projects; changes in political or economic conditions in key operating markets, including international markets; any non-performance by third parties of their contractual obligations; changes in safety, health, environmental and other regulations; and the performance of Exterran Partners.

These forward-looking statements are also affected by the risk factors, forward-looking statements and challenges and uncertainties described in Exterran Holdings’ Annual Report on Form 10-K for the year ended December 31, 2014, and those set forth from time to time in Exterran Holdings’ filings with the Securities and Exchange Commission, which are available at www.exterran.com. Except as required by law, Exterran Holdings expressly disclaims any intention or obligation to revise or update any forward-looking statements whether as a result of new information, future events or otherwise.

SOURCE: Exterran Holdings, Inc.